EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Express Company of our report dated February 9, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
New York, New York
July 26, 2024